QUESTAR GAS COMPANY

$150,000,000 Senior Notes

consisting of

$90,000,000 4.78% Senior Notes, Series A, due December 1, 2043

$60,000,000 4.83% Senior Notes, Series B, due December 1, 2048

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NOTE PURCHASE AGREEMENT

_____________

Dated December 20, 2013

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SCHEDULE A	Information Relating to Purchasers

SCHEDULE B	Defined Terms

SCHEDULE 5.3	Disclosure Materials

SCHEDULE 5.5	Financial Statements

SCHEDULE 5.8	Litigation

SCHEDULE 5.15	Existing Indebtedness

EXHIBIT 1(a)	Form of 4.78% Senior Note, Series A, due December 1, 2043

EXHIBIT 1(b)	Form of 4.83% Senior Note, Series B, due December 1, 2048

EXHIBIT 4.4(a)	Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b)	Form of Opinion of General Counsel for the Company

EXHIBIT 4.4(c)	Form of Opinion of Special Counsel for the Purchasers

EXHIBIT 5.13	Form of Offeree Letter

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QUESTAR GAS COMPANY
333 South State Street
Salt Lake City, Utah 84111

$90,000,000 4.78% Senior Notes, Series A, due December 1, 2043
$60,000,000 4.83% Senior Notes, Series B, due December 1, 2048

December 20, 2013

TO EACH OF THE PURCHASERS LISTED IN
SCHEDULE A HERETO:
Ladies and Gentlemen:
QUESTAR GAS COMPANY, a Utah corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1.	AUTHORIZATION OF NOTES.
The Company has authorized the issue and sale of (a) $90,000,000 aggregate principal amount of its 4.78% Senior Notes, Series A, due December 1, 2043 (the “Series A Notes”) and (b) $60,000,000 aggregate principal amount of its 4.83% Senior Notes, Series B, due December 1, 2048 (the “Series B Notes”). The Series A Notes and the Series B Notes, each as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, are collectively referred to herein as the “Notes” and are each herein sometimes referred to as Notes of a “series”. The Series A Notes and the Series B Notes shall be substantially in the form set out in Exhibit 1(a) and Exhibit 1(b), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.	SALE AND PURCHASE OF NOTES.
Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3.	CLOSING.
The sale and purchase of the Notes to be purchased by each Purchaser thereof shall occur at a closing (the “Closing”) on December 20, 2013 at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois

60603, at 10:00 a.m., Chicago time. At the Closing, the Company will deliver to each Purchaser the Notes of the series to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes of such series in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 051-0003817 at Wells Fargo Bank, 299 South Main Street, Salt Lake City, UT 84111; ABA No. 121000248; Ref: Notes proceeds. If at the Closing, the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s reasonable satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.	CONDITIONS TO CLOSING.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Closing, of the following conditions:
Section 4.1.    Representations and Warranties.    The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.
Section 4.2.    Performance; No Default.    The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.
Section 4.3.    Compliance Certificates.
(a)    Officer’s Certificate.        The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
(b)    Secretary’s Certificate.    The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.
Section 4.4.    Opinions of Counsel.    Such Purchaser shall have received opinions, dated the date of the Closing (a) from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, substantially in the form set forth in Exhibit 4.4(a); (b) from the General Counsel of the Company substantially in the form set forth in Exhibit 4.4(b); and (c) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c).
Section 4.5.    Purchase Permitted By Applicable Law, Etc.    On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6.    Sale of Other Notes.    Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.
Section 4.7.    Payment of Special Counsel Fees.    Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel to the extent reflected in a statement of such counsel, together with reasonably detailed supporting documentation, rendered to the Company at least one Business Day prior to the Closing.
Section 4.8.    Private Placement Number.    A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.
Section 4.9.    Changes in Corporate Structure.    The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the Material liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
Section 4.10.    Funding Instructions.    At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.
Section 4.11.    Proceedings and Documents.    All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to each Purchaser that:
Section 5.1.    Organization; Power and Authority.    The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof. The Company also has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact as described in the Memorandum, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.2.    Authorization, Etc.    This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note against payment therefor will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure.    The Company, through its agents, RBS Securities Inc. and Mitsubishi UFJ Securities (USA), Inc. (the “Agents”), has delivered to each Purchaser a copy of a Private Placement Memorandum, dated July 2013 (the “Memorandum”), relating to the transactions contemplated hereby. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum, the Exchange Act Reports and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to the Closing Date being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not as of their respective dates contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2012 and through the date hereof, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries.    The Company has no Subsidiaries.
Section 5.5.    Financial Statements; Material Liabilities.    The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates as specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.
Section 5.6.    Compliance with Laws, Other Instruments, Etc.    The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, which contravention, default, Lien, conflict or breach, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 5.7.    Governmental Authorizations, Etc.    Assuming the accuracy of the representations and warranties and covenants of the Purchasers contained herein and the Offeree Letters from each Agent, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the Notes (including pursuant to the Public Utility Holding Company Act, as amended, or the Federal Power Act, as amended) except for those consents, approvals, authorizations, registrations, filings or declarations that have been obtained or made.
Section 5.8.    Litigation; Observance of Statutes and Orders.        (a) Except as disclosed on Schedule 5.8, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA PATRIOT Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 5.9.    Taxes.    The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2011.
Section 5.10.    Title to Property; Leases.    The Company and its Subsidiaries have good title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.
Section 5.11.    Licenses, Permits, Etc.    All licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, owned or possessed by the Company or a Subsidiary that are Material, are owned or possessed without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.12.    Compliance with ERISA.    (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to such penalty or excise tax provisions under the Code or Federal law or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.
(b)    The amount by which the present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report exceeded the aggregate current value of the assets of such Plan allocable to such benefit liabilities is not more than $50 million. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
(c)    The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that have not been paid and that individually or in the aggregate are Material.
(d)    The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.
(e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)‑(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.
Section 5.13.    Private Offering by the Company.    Neither the Company nor, assuming the accuracy of the Offeree Letters, anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 50 other Accredited Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor any of its Affiliates has offered the Notes or any similar securities during the six months prior to the date hereof or the Closing Date to anyone other than the Purchasers. The Company has no intention to offer the Notes or any similar security during the six months from the date hereof or the Closing Date. Neither the Company nor, assuming the accuracy of the Offeree Letters, any Person acting on its behalf has offered or sold the Notes by any form of general solicitation or general advertising, including, but not limited to, the following: (1) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; (2) any website posting or widely distributed e-mail; or (3) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Company nor, assuming the accuracy of the Offeree Letters, anyone acting on its behalf has taken, or will take, any action that would subject the issuance of the Notes to the Purchasers to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
Section 5.14.    Use of Proceeds; Margin Regulations.    The Company will apply the proceeds of the sale of the Notes to refinance existing indebtedness and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness.    Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of March 31, 2013 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $35,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.
Section 5.16.    Foreign Assets Control Regulations, Etc.    (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.
(b)    No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.
(c)    Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.
(d)    (1)    Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) to the Company’s actual knowledge after inquiry, has been or is the target of sanctions imposed by the United Nations or the European Union;
(2)    To the Company’s actual knowledge after inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage; and
(3)    No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.
Section 5.17.    Status under Certain Statutes.    Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, or the ICC Termination Act of 1995, as amended.

Section 5.18.    No Brokers.    Other than the Agents, the Company has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with soliciting purchasers for the Notes or otherwise in connection with the sale of the Notes and the transactions contemplated by this Agreement. Neither the Company nor any of its Affiliates nor any other person acting on its behalf (other than its officers acting in such capacity and the Agents) has solicited offers for, or offered or sold, the Notes other than through the Agents.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.
Section 6.1.    Purchase for Investment.    Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser further represents and warrants that such Purchaser (a) will not sell, transfer or otherwise dispose of the Notes or any interest therein except in a transaction exempt from or not subject to the registration requirements of the Securities Act and in accordance with the restrictions set forth in Section 13.2 and the legend set forth on the certificates evidencing the Notes and (b) was given the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to request additional information. Each Purchaser acknowledges that the Notes will bear a restrictive legend substantially in the form set forth on the form of Notes set forth in Exhibit 1 hereto. Each Purchaser represents that it is an Accredited Investor acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also Accredited Investors). Each Purchaser understands that the Notes have not been registered under the Securities Act or any state securities laws and may be resold only if registered pursuant to the provisions of the Securities Act and applicable state securities laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
Section 6.2.    Source of Funds.    Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Part VI(e) of the QPAM Exemption) maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.    INFORMATION AS TO COMPANY.
Section 7.1.    Financial and Business Information.    The Company shall deliver, or make available, to each holder of Notes that is an Institutional Investor:
(a)    Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,
(i)    an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
(ii)    unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the Company and its Subsidiaries and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), and provided, further, that the Company shall be deemed to have made such delivery of such Form 10‑Q if it shall have timely made such Form 10‑Q available on “EDGAR” and on its or its Parent’s home page on the worldwide web (at the date of this Agreement located at: http//www.questar.com) (such availability thereof being referred to as “Electronic Delivery”);
(b)    Annual Statements — within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10‑K (the “Form 10‑K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of,
(i)    a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and
(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (excluding such information as is permitted to be incorporated by reference to the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), and provided, further, that the Company shall be deemed to have made such delivery of such Form 10‑K if it shall have timely made Electronic Delivery thereof;
(c)    SEC and Other Reports — promptly upon their becoming available, one copy of (A) each Material financial statement sent by the Company to the lenders (in their capacity as such) under its Principal Bank Credit Agreement (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability, and without duplication of the same or substantially similar information previously delivered, or otherwise required to be delivered pursuant to the terms of this Agreement, by the Company to the holders) or to its public securities holders generally, and (B) each regular or periodic report filed by the Company or any Subsidiary with the SEC, provided that the Company shall be deemed to satisfy the requirements of this Section 7.1(c)(A) and made such delivery thereof if it shall have timely made Electronic Delivery thereof, and (B) each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC, provided that the Company shall be deemed to satisfy the requirements of this Section 7.1(c)(B) and made such delivery thereof if the documents are available on “EDGAR”;
(d)    Notice of Default or Event of Default — promptly, and in any event within ten days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(e)    ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company, any of its Subsidiaries, or, to the extent known by a Responsible Officer after making reasonable due inquiry, an ERISA Affiliate (which is not a Subsidiary) proposes to take with respect thereto:
(i)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA, for which notice thereof has not been waived by the PBGC; or
(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or
(iii)    any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or

IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;
(f)    Unaudited Financials of Company and Restricted Subsidiaries — upon the request of any holder of Notes, (A) unaudited quarterly statements of the Company and its Restricted Subsidiaries (within 60 days of such request) and (B) unaudited annual statements of the Company and its Restricted Subsidiaries (within 105 days of such request), in each case certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the Company and its Restricted Subsidiaries and their results of operations and cash flow for the applicable period; and
(g)    Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations under this Agreement and under the Notes as from time to time may be reasonably requested by such holder of Notes.
Section 7.2.    Officer’s Certificate    . From and after the Closing Date, each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate delivery of such certificate to each holder of Notes):
(a)    Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.6, Section 10.7 and Section 10.8, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and
(b)    Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
Section 7.3.    Visitation.    The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:
(a)    No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company and during normal business hours and not more often than once during any calendar year, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)    Default — if a Default or Event of Default then exists, at the reasonable expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary upon reasonable prior notice to the Company and during normal business hours, to examine all relevant books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES.
Section 8.1.    Maturity.    As provided therein, the entire unpaid principal balance of the Series A Notes and the Series B Notes shall be due and payable on the stated maturity date thereof.
Section 8.2.    Optional Prepayments.
(a)    Optional Prepayment with Make-Whole Amount.    Subject to Section 8.2(b)(i) and Section 8.2(b)(ii) hereof, the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2(a) not less than 20 days and not more than 60 days prior to the prepayment date specified in such notice (the “Prepayment Date”). The Company may provide in such notice that repayment of the Notes and the performance of the Company’s obligations with respect to such prepayment may be performed by (i) a paying agent or any other Person acting in a similar capacity or (ii) the Parent. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified Prepayment Date.
(b)(i)    Optional Prepayment without Make-Whole Amount of the Series A Notes.    At any time on or after June 2, 2043 (the period from such date to the stated maturity of the Series A Notes being referred to as the “Series A 6-Month Period”), the Company may, at its option, upon notice as provided below, prepay all or any part of the Series A Notes at 100% of the principal amount so prepaid. The Company will give each holder of the Series A Notes written notice of each optional prepayment under this Section 8.2(b)(i) not less than 20 days and not more than 60 days prior to the prepayment date specified in such notice. The Company may provide in such notice that repayment of the Series A Notes and the performance of the Company’s obligations with respect to such prepayment may be performed by (i) a paying agent or any other Person acting in a similar capacity or (ii) the Parent. Each such notice shall specify such date (which shall be a Business Day during the Series A 6-Month Period), the aggregate principal amount of the Series A Notes to be prepaid on such date, the principal amount of each Series A Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

(ii)    Optional Prepayment without Make-Whole Amount of the Series B Notes.    At any time on or after June 2, 2048 (the period from such date to the stated maturity of the Series B Notes being referred to as the “Series B 6-Month Period”), the Company may, at its option, upon notice as provided below, prepay all or any part of the Series B Notes at 100% of the principal amount so prepaid. The Company will give each holder of the Series B Notes written notice of each optional prepayment under this Section 8.2(b)(ii) not less than 20 days and not more than 60 days prior to the prepayment date specified in such notice. The Company may provide in such notice that repayment of the Series B Notes and the performance of the Company’s obligations with respect to such prepayment may be performed by (i) a paying agent or any other Person acting in a similar capacity or (ii) the Parent. Each such notice shall specify such date (which shall be a Business Day during the Series B 6-Month Period), the aggregate principal amount of the Series B Notes to be prepaid on such date, the principal amount of each Series B Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.
Section 8.3.    Allocation of Partial Prepayments.    In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
Section 8.4.    Maturity; Surrender, Etc.    In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the Prepayment Date (which shall be a Business Day), together with interest on such principal amount accrued to but not including such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.5.    Purchase of Notes.    The Company will not and will not permit any of the Company’s Controlled Affiliates, the Parent or any Subsidiary of the Company or the Parent to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company, a Controlled Affiliate of the Company, the Parent or any Subsidiary of the Company or the Parent pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. The Company will promptly cancel all Notes acquired by it, any of the Company’s Controlled Affiliates, the Parent or any Subsidiary of the Company or the Parent pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.6.    Make-Whole Amount for the Notes.    “Make-Whole Amount” means, with respect to any Note of any series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note of such series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2(a) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2(a) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.	AFFIRMATIVE COVENANTS.
The Company covenants that from and after the date hereof and so long as any of the Notes are outstanding:
Section 9.1.    Compliance with Law.    Without limiting Section 10.4, the Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject to the extent applicable to it or its business or property, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, except for such as are being contested in good faith by appropriate proceedings diligently conducted and, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 9.2.    Insurance.    The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
Section 9.3.    Maintenance of Properties.    The Company will and will cause each of its Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.4.    Payment of Taxes.    The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent the same have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5.    Corporate Existence, Etc.    Except as a result of an event or transaction that complies with Section 10.2, (a) the Company will at all times preserve and keep in full force and effect its corporate existence and (b) the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Wholly-Owned Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.6.    Books and Records.        The Company will, and will cause each of its Restricted Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Restricted Subsidiary, as the case may be.
Section 9.7.    Priority of Obligations.    The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu in right of payment with each other without any preference among themselves and pari passu in right of payment with all other present and future Indebtedness of the Company, in each case which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Company.
Section 9.8.    Subsidiary Guarantors.    (a)    The Company shall ensure that at all times each Subsidiary that has outstanding a Guaranty with respect to any Indebtedness outstanding under its Principal Bank Credit Agreement guarantees the obligations of the Company under the Notes and hereunder.
(b)    The Company will cause each Subsidiary which becomes a Subsidiary Guarantor to execute and deliver a guaranty agreement which shall be in a form comparable to and not materially more restrictive as a whole than such guarantee and otherwise reasonably acceptable in form and substance to the Required Holders (the “Subsidiary Guaranty”) and to provide, together with an executed copy thereof, the following to each holder of a Note: (1) a certificate signed by an authorized Responsible Officer of the Company making representations and warranties substantially to the effect of those contained in Sections 5.1, 5.2, 5.6, 5.7 and 5.17, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and (2) an opinion of counsel (who may be in-house counsel for the Company) addressed to each of the holders of the Notes reasonably satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. All reasonable fees and expenses of the holders, including, without limitation, reasonable attorney’s fees, incurred in connection with the execution and delivery of the Subsidiary Guaranty and the related agreements and opinions described above shall be borne by the Company.
(c)    Subject and subordinate to the requirements of Section 9.8(a), at the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under the Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders or any other Person, provided, in each case, that (i) after giving effect to such release no Default or Event of Default shall have occurred and be continuing, (ii) that no amount is then due and payable by such Subsidiary Guarantor, (iii) if any fee or other form of consideration is given to any holder of Indebtedness of the Company expressly for the purpose of such release, holders of the Notes shall receive equivalent consideration, and (iv) each holder of Notes shall have received a certificate of a Responsible Officer to the foregoing effect and setting forth the information (including reasonably detailed computations) reasonably required to establish compliance with the foregoing requirements.
Section 9.9.    Designation of Subsidiaries.    The Company may from time to time cause any Subsidiary (other than a Subsidiary Guarantor) to be designated as an Unrestricted Subsidiary or any Unrestricted Subsidiary to be designated a Restricted Subsidiary; provided, however, that at the time of such designation and immediately after giving effect thereto, (a) no Default or Event of Default would exist under the terms of this Agreement assuming for the purposes of determining compliance with Sections 10.6 and 10.7 that any such designation was made as of the end of the most recent fiscal quarter, and (b) the Company and its Restricted Subsidiaries would be in compliance with Section 10.8 if tested on the date of such action and provided, further, that once a Subsidiary has been designated an Unrestricted Subsidiary, it shall not thereafter be redesignated as a Restricted Subsidiary on more than one occasion and once a Subsidiary has been designated a Restricted Subsidiary, it shall not thereafter be redesignated as an Unrestricted Subsidiary on more than one occasion. Within ten (10) days following any designation described above, the Company will deliver to each holder a notice of such designation accompanied by a certificate signed by a Senior Financial Officer of the Company certifying compliance with all requirements of this Section 9.9 and setting forth all information required in order to establish such compliance.

SECTION 10.	NEGATIVE COVENANTS.
The Company covenants that from and after the date hereof and so long as any of the Notes are outstanding:
Section 10.1.    Transactions with Affiliates.    The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company, the Parent or a Restricted Subsidiary of the Company or a Subsidiary of the Parent), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms and which transaction does not violate any regulatory requirements applicable to the Company or any such Subsidiary.
Section 10.2.    Merger, Consolidation, Etc.    The Company will not, and will not permit any of the Subsidiary Guarantors to, merge or consolidate with or into any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except:
(a)    any Subsidiary Guarantor may merge or consolidate with or into the Company or convey all or substantially all of its assets to the Company, provided that the Company is the continuing or surviving corporation and immediately prior to, and immediately after giving effect to, such transaction, no Default or Event of Default would exist;
(b)    any Subsidiary Guarantor may merge or consolidate with or into another Subsidiary Guarantor or convey all or substantially all of its assets to such other Subsidiary Guarantor, provided, (i) that immediately prior to, and immediately after giving effect to, such transaction, no Default or Event of Default would exist, and (ii) immediately after giving effect to such transaction, the Company’s percentage of ownership interest in such surviving entity shall be equal to or greater than the Company’s ownership interest in the original Subsidiary Guarantor;

(c)    the Company may merge or consolidate with any other Person if the Company is the surviving entity, and immediately after giving effect to such transaction, no Default or Event of Default would exist; and
(d)    the Company may merge or consolidate with or into any other Person, or sell all or substantially all of its assets (in a single transaction or series of transactions), where the Company is not the surviving entity, if
(i)    the surviving or acquiring Person (the “Successor Corporation”) is a solvent corporation, partnership, limited liability company or business trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;
(ii)    in the case of a sale of all or substantially all of the assets, the Successor Corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of the obligations of the Company under this Agreement and the Notes, including, without limitation, all covenants herein and therein contained, pursuant to documents in form and substance reasonably satisfactory to the Required Holders, and the Company shall have caused to be delivered to each holder an opinion of independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and
(iii)    immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company in the case of Section 10.2(c) but shall have the effect of releasing the Company from its liability under this Agreement and the Notes in the case of Section 10.2(d).
Section 10.3.    Line of Business.    The Company will not and will not permit any Restricted Subsidiary to engage in any business or conduct any operations, except (i) in connection with or incidental to its present businesses and operations or complementary to such businesses or operations or (ii) in connection with businesses or operations that are not material to the Company and its Restricted Subsidiaries on a consolidated basis.
Section 10.4.    Terrorism Sanctions Regulations.    The Company will not and will not permit any Controlled Entity to (a) become a Blocked Person or (b) have any investments in or engage in any dealings or transactions with any Blocked Person except in accordance with applicable law and in a manner where such investments, transactions or dealings would not cause the purchase, holding or receipt of any payment or exercise of any rights in respect of any Note by the holder thereof to be in violation of any laws or regulations administered by OFAC.
Section 10.5.    Liens.    The Company will not, and will not permit any of its Restricted Subsidiaries to create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien securing Indebtedness for borrowed money on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, and the Company covenants that in any such case it will make or cause to be made effective provision, whereby the Notes then outstanding shall be secured by such Liens equally and ratably with any and all other obligations and Indebtedness thereby secured pursuant to documentation (which shall be in a form comparable to and not materially more restrictive than such Liens) reasonably satisfactory to the Required Holders (such other secured obligations and Indebtedness being referred to as “Non-Priority Debt”), so long as any such other obligations or Indebtedness shall be so secured, except:
(a)     Liens existing as of the date of this Agreement and described on Schedule 5.15;
(b)     Any purchase money mortgage or Lien created to secure all or part of the purchase price of any property (or to secure a loan made to the Company or any Restricted Subsidiary to enable it to acquire the property described in such mortgage or in any applicable security agreement); provided that such Lien shall extend only to the property so acquired, improvements thereon, replacements thereof and the income or profits therefrom;
(c)     Liens on any property at the time of the acquisition thereof, whether or not assumed by the Company or a Restricted Subsidiary; provided that such Lien shall extend only to the property so acquired, improvements thereon, replacements thereof and the income or profits therefrom;
(d)     Liens on any property or any contract for the sale of any product or service, or any rights thereunder or any proceeds therefrom, acquired or constructed by the Company or a Restricted Subsidiary, and created not later than twelve months after (i) such acquisition or completion of such construction, or (ii) commencement of operation of such property, whichever is later; provided that such Lien shall extend only to the property so acquired or constructed, improvements thereon, replacements thereof and the income or profits therefrom;
(e)     Liens on the properties or assets, real, personal or mixed, of a Restricted Subsidiary, or of or upon or in any income or profits therefrom, which is outstanding at the time such Restricted Subsidiary becomes a Restricted Subsidiary;
(f)     Liens created or assumed by the Company or a Restricted Subsidiary on coal, geothermal, oil, natural gas, inert gas, other hydrocarbon or mineral properties owned or leased by the Company or a Restricted Subsidiary to secure loans to the Company or a Restricted Subsidiary for the purpose of developing such properties owned or leased by the Company or such Restricted Subsidiary;
(g)     Liens on any investment of the Company or a Restricted Subsidiary in any Person other than a Restricted Subsidiary or any security representing any investment of the Company or a Restricted Subsidiary; for the purposes of this clause (g), "investment" means any equity investment in any Person, any obligation of any Person for money borrowed or for the deferred purchase price of property which is owed to the Company or a Restricted Subsidiary, as the case may be, and any amount advanced to any person by the Company or any Restricted Subsidiary, excluding, however, current accounts payable other than for cash advances;
(h)     Any Lien not otherwise permitted by this Section 10.5 if, after giving effect to the creation or assumption of the Lien the sum of (i) all Indebtedness of the Company and its Restricted Subsidiaries secured by Liens not otherwise permitted by this Section 10.5, and (ii) to the extent not included in (i) above, all Attributable Debt of the Company and its Restricted Subsidiaries does not exceed 10% of Consolidated Total Capitalization of the Restricted Group, provided that, notwithstanding the foregoing, no such Liens may secure any obligations under or pursuant to its Principal Bank Credit Agreement within the provisions of this

Section 10.5(h) unless concurrently therewith the Company shall secure the Notes, or shall cause the Notes to be secured, equally and ratably with such obligations pursuant to documentation in form and substance reasonably satisfactory to the Required Holders;
(i)     Any refunding or extension of maturity, in whole or in part, of any obligation or indebtedness secured by any Lien created, existing or assumed in accordance with the provisions of clauses (a) through (g) above, inclusive, provided that the principal amount of the obligation or indebtedness secured by such refunding or extended Liens shall not exceed the principal amount of the obligation or indebtedness to be refunded or extended outstanding at the time of such refunding or extension, together with related financing costs, and that such refunding or extended Liens shall be limited in lien to the same property that secured the obligation or indebtedness refunded or extended, and property substituted therefor and property acquired after the date thereof and subject to the Lien thereof, in accordance with the provisions of such refunding or extension;
(j)     Liens on any office equipment or data processing equipment (including, without limitation, computer and computer peripheral equipment) or any motor vehicles, tractors or trailers;
(k)     Liens of or upon or in current assets of the Company or a Restricted Subsidiary, determined in accordance with GAAP, created or assumed to secure Indebtedness incurred in the ordinary course of business not to exceed at any time 5% of the consolidated Total Assets of the Company and its Restricted Subsidiaries;
(l)     judgment Liens (other than as described in Section 11(i)) against the Company or any Restricted Subsidiary thereof in an aggregate amount not in excess of the greater of $60,000,000 or 10% of Consolidated Net Worth, or any such judgment Lien so long as the finality of such judgment is being contested and execution thereon is stayed and which has been appealed and secured, if necessary, by the filing of an appeal bond; and Liens for taxes or assessments for the current year or which are not due or which remain payable without penalty or which are being contested in good faith and against which an adequate reserve has been established;
(m)     Any Lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time in connection with the financing of the acquisition or construction of property to be used in the business of the Company or a Restricted Subsidiary, or as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to permit the maintenance of self-insurance or participation in any fund for liability on any insurance risks or in connection with workmen's compensation, unemployment insurance, old age pensions or other social security or to share in the privileges or benefits required for companies participating in such arrangements;
(n)     Liens which are payable, both with respect to principal and interest, solely out of the proceeds of natural gas, oil, coal, geothermal resources, inert gas, hydrocarbons or minerals to be produced from the property subject thereto and to be sold or delivered by the Company or a Restricted Subsidiary;
(o)     Liens to secure Indebtedness incurred to finance advances made by the Company or any Restricted Subsidiary to any third party for the purpose of financing oil, natural gas, hydrocarbon, inert gas or other mineral exploration or development, provided that such liens shall extend only to the receivables of the Company or such Restricted Subsidiary in respect of such advances; and

(p)     Liens which secure indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary.
Section 10.6.    Debt to Capitalization Ratio.    The Company will not permit, as of the end of each fiscal quarter of the Company, its Consolidated Indebtedness to exceed 70% of its Consolidated Total Capitalization.
Section 10.7.    Priority Debt.    The Company will not permit, as of the end of each fiscal quarter of the Company, Priority Debt to exceed 15% of consolidated Total Assets of the Company and its Restricted Subsidiaries.
Section 10.8.    Restricted Subsidiaries.    The Company will not at any time permit consolidated Total Assets of the Company and its Restricted Subsidiaries to be less than 70% of the consolidated Total Assets of the Company and its Subsidiaries.

SECTION 11.	EVENTS OF DEFAULT.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing from and after the Closing Date:
(a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c)    the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10.2 and Sections 10.5 through 10.7, inclusive; or
(d)    the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
(e)    any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or
(f)    (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than Indebtedness hereunder) that is outstanding in an aggregate principal amount in excess of the greater of $50,000,000 or 10% of Consolidated Net Worth beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount in excess of the greater of $50,000,000 or 10% of Consolidated Net Worth or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or
(g)    the Company or any Significant Subsidiary (i) admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(h)    a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or
(i)    a final judgment or judgments for the payment of money aggregating in excess of the greater of $75,000,000 or 15% of Consolidated Net Worth (to the extent not covered by an independent third party insurance company which is solvent and acknowledges in writing coverage for such judgment) are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or appealed, or are not discharged within 60 days after the expiration of such stay; or
(j)    if the Company or any ERISA Affiliate maintains or is otherwise obligated in respect of any Plan, (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed the greater of $100,000,000 or 20% of Consolidated Net Worth, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12.	REMEDIES ON DEFAULT, ETC.
Section 12.1.    Acceleration.    (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2    Other Remedies.    If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3    Rescission    .    At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders with respect to Section 12.1(b) or the holder or holders who have made such declaration with respect to an Event of Default under Section 12.1(c), by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Defaults or impair any right consequent thereon.
Section 12.4    No Waivers or Election of Remedies, Expenses, Etc.     No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by a Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or thereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.
Section 13.1.    Registration of Notes.    The Company shall keep a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer and compliance with the transfer restrictions and procedures contained herein, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 13.2.    Transfer and Exchange of Notes.     Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a) or Exhibit 1(b) hereto, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.1 (except for the first sentence thereof) and Section 6.2.
Section 13.3.    Replacement of Notes.    Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)    in the case of loss, theft or destruction, of indemnity and security reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES.
Section 14.1.    Place of Payment.    Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the principal office of Wells Fargo Bank, N.A. in Minneapolis, Minnesota. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in Salt Lake City, Utah or the principal office of a bank or trust company in such jurisdiction.
Section 14.2.    Home Office Payment.    So long as any Purchaser or such Purchaser’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay, or cause to be paid, all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A hereto or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or such Person’s nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same series pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2 in compliance with Section 13.2.

SECTION 15.	EXPENSES, ETC.
Section 15.1.    Transaction Expenses.    Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel for the Purchasers and, if reasonably required by the Required Holders, one local counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,500 in the aggregate. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).
Section 15.2.    Survival.    The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note and provided that is acknowledged that such representations and warranties shall only be deemed to be true as of the date they were made. All statements contained in any certificate or other instrument executed and delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER .
Section 17.1.    Requirements.    This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (i) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used in any such Section), will be effective as to any holder of Notes unless consented to by such holder in writing, and (ii) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (A) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (B) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (C) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.
Section 17.2.    Solicitation of Holders of Notes.
(a)    Solicitation.    The Company will provide each holder of the Notes (irrespective of the amount or series of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make a reasonably informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)    Payment.    The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.
(c)    Consent in Contemplation of Transfer.        Any consent made pursuant to this Section 17.2 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any of the Company’s Controlled Affiliates, the Parent or any Subsidiary of the Company or the Parent and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.
Section 17.3.    Binding Effect, Etc.        Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
Section 17.4.    Notes Held by Company, Etc    .    Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company, any of the Company’s Controlled Affiliates, the Parent or any Subsidiary of the Company or the Parent shall be deemed not to be outstanding.

SECTION 18.	NOTICES.
All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy or email if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by courier or a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
(iv)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.	REPRODUCTION OF DOCUMENTS.
This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION.
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure on a non-confidential basis through means other than the Company, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21.	SUBSTITUTION OF PURCHASER.
Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.	MISCELLANEOUS.
Section 22.1.    Successors and Assigns.    All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and permitted assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Section 22.2.    Payments Due on Non-Business Days    .    Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
Section 22.3.    Accounting Terms.    All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made as if such election has not been made. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Company or the Required Holders shall so request, the Required Holders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Required Holders financial statements and other documents required under this Agreement or as reasonably requested a written reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
Section 22.4.    Severability.    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.5.    Construction, Etc.    Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.
Section 22.6.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 22.7.    Governing Law.    This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 22.8.    Jurisdiction and Process; Waiver of Jury Trial.        (a) Each Purchaser and the Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each Purchaser and the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    Each Purchaser and the Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Purchaser and the Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c)    Nothing in this Section 22.8 shall affect the right of the Company or any holder of a Note to serve process in any manner permitted by law, or limit any right that the Company or the holders of any of the Notes may have to bring proceedings against the other party in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

QUESTAR GAS COMPANY

By /s/ Ronald W. Jibson
Title: President & CEO

This Agreement is hereby
accepted and agreed to as
of the date thereof.

THRIVENT FINANCIAL FOR LUTHERANS

By /s/ Patricia H. Eitrheim
Title: Director

This Agreement is hereby
accepted and agreed to as
of the date thereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By /s/ Jerome R. Baier
Title: Its Authorized Representative

This Agreement is hereby
accepted and agreed to as
of the date thereof.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

By /s/ Adam Wise
Title: Managing Director

JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

By /s/ Adam Wise
Title: Managing Director

JOHN HANCOCK LIFE & HEALTH INSURANCE COMPANY

By /s/ Adam Wise
Title: Managing Director

This Agreement is hereby
accepted and agreed to as
of the date thereof.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By /s/ Justin P. Kavan
Title: Vice President

MUTUAL OF OMAHA INSURANCE COMPANY

By /s/ Justin P. Kavan
Title: Vice President

This Agreement is hereby
accepted and agreed to as
of the date thereof.

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION

By: New York Life Investment Management
LLC, its Investment Manager

By /s/ Colleen C. Cooney
Title: Director

NEW YORK LIFE INSURANCE COMPANY

By /s/ Colleen C. Cooney
Title: Corporate Vice President

This Agreement is hereby
accepted and agreed to as
of the date thereof.

WEST COAST LIFE INSURANCE COMPANY (WCL)

By /s/ Philip E. Passafiume
Title: Director, Fixed Income

This Agreement is hereby
accepted and agreed to as
of the date thereof.
PRINCIPAL LIFE INSURANCE COMPANY

By:     Principal Global Investors, LLC
a Delaware limited liability company,
its authorized signatory

By /s/ Alan P. Kress, Counsel

By /s/ Justin T. Lange, Counsel

This Agreement is hereby
accepted and agreed to as
of the date thereof.

THE STATE LIFE INSURANCE COMPANY

By:    American United Life Insurance Company
Its: Agent

By /s/ David M. Weisenburger
Title: Vice President, Fixed Income Securities

PIONEER MUTUAL LIFE INSURANCE COMPANY

By:    American United Life Insurance Company
Its: Agent

By /s/ David M. Weisenburger
Title: Vice President, Fixed Income Securities

This Agreement is hereby
accepted and agreed to as
of the date thereof.

COUNTRY LIFE INSURANCE COMPANY
COUNTRY MUTUAL INSURANCE COMPANY

By /s/ John Jacobs
Title: Director - Fixed Income

This Agreement is hereby
accepted and agreed to as
of the date thereof.

CMFG LIFE INSURANCE COMPANY

By /s/ Allen R. Cantrell
Title: Managing Director, Investments

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED
	Series A	Series B
THRIVENT FINANCIAL FOR LUTHERANS Attention: Investment Division-Private Placements 625 Fourth Avenue South Minneapolis, Minnesota 55415 Fax Number: (612) 844-4027 Email: privateinvestments@thrivent.com	$0	$5,000,000 $5,000,000 $5,000,000 $5,000,000 $5,000,000 $5,000,000 $5,000,000
Payments
All payments of principal, premium or interest on the account of the Notes shall be made by bank wire transfer (in immediately available funds) to:

ABA #011000028
State Street Bank & Trust Co.
DDA # A/C — 6813-049-1
Fund Number: NCE1
Fund Name: Thrivent Financial for Lutherans
All payments must include the following information: Security Description, Private Placement Number, Reference Purpose of Payment and Interest and/or Principal Breakdown.
Notices
All notices of payments and written confirmation of such wire transfers to:

Investment Division-Private Placements
ATT: Alan D. Onstad
625 Fourth Avenue South
Minneapolis, Minnesota 55415
Fax Number: (612) 844-4027
Email: privateinvestments@thrivent.com

With a copy to:

ATT: Jeremy Anderson or Harmon Bergenheier
Thrivent Financial for Lutherans
625 Fourth Avenue South
Minneapolis, Minnesota 55415
Email: boxprivateplacement@thrivent.com
All other communications should be sent to the address as first shown above.

SCHEDULE A
(to Note Purchase Agreement)

Physical Delivery of Notes

DTCC
Newport Office Center
570 Washington Boulevard
Jersey City, NJ 07310
Attn: 5th Floor / NY Window / Robert Mendez
Ref: State Street Account
Fund Name: Thrivent Financial for Lutherans
Fund Number: NCE1
Nominee Name: Swanbird & Co.
Nominee Tax ID Number: 04-3475606

With a copy to the Thrivent Financial in-house Attorney:

Tina Smith, Senior Counsel
Thrivent Financial for Lutherans
625 Fourth Avenue South-MS 1100
Minneapolis, MN 55415
tina.smith@thrivent.com
Name of Nominee in which Notes are to be issued: Swanbird & Co.
Taxpayer I.D. Number for Swanbird & Co.: 04-3475606

Taxpayer I.D. Number for Thrivent Financial for Lutherans: 39-0123480

Name and Address of Purchaser	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED
	Series A	Series B
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY 720 East Wisconsin Avenue Milwaukee, Wisconsin 53202	$25,500,000	$0
Payments
All payments on account of Notes held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, the amount of the dividend and/or redemption (as applicable) and the identity of the security as to which payment is being made.

Please contact our Treasury & Investment Operations Department to securely obtain wire transfer instructions for The Northwestern Mutual Life Insurance Company.

E-mail: payments@northwesternmutual.com
Phone: (414) 665-1679
Notices
All notices with respect to confirmation of payments on account of the Notes shall be delivered or mailed to:

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Investment Operations
E-mail: payments@northwesternmutual.com
Phone: (414) 665-1679
All other communications shall be delivered or mailed to:

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Securities Department
E-mail: privateinvest@northwesternmutual.com
Facsimile: (414) 665-7124

Physical Delivery of Notes

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Anne T. Brower
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 39-0509570

Name and Address of Purchaser	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED
	Series A	Series B
JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) c/o John Hancock Financial Services 197 Clarendon Street Boston, Massachusetts 02116	$0	$10,000,000
Payments
All payments to be by bank wire transfer of immediately available funds to:

Bank Name:        Bank of New York Mellon
ABA Number:        011001234
Account Number:    JPPF10010002
Account Name:    US PP Collector F008
For Further Credit to:    DDA Number 0000048771
On Order of:        Name of Issuer, CUSIP/PPN and P&I Breakdown
            Full name, interest rate and maturity date of Notes or other                 obligations
Notices
All notices with respect to payments, prepayments (scheduled and unscheduled, whether partial or in full) and maturity shall be sent to:

John Hancock Financial Services
197 Clarendon Street
Boston, Massachusetts 02116
Attention: Investment Administration
Fax Number: (617) 572-5495
Email: InvestmentAdministration@jhancock.com
All notices and communication with respect to compliance reporting, financial statements and related certifications shall be sent to:

John Hancock Financial Services
197 Clarendon Street
Boston, Massachusetts 02116
Attention: Bond and Corporate Finance, C-2
Fax Number: (617) 572-1165

All other notices shall be sent to:

John Hancock Financial Services    and    John Hancock Financial Services
197 Clarendon Street    197 Clarendon Street
Boston, Massachusetts 02116    Boston, Massachusetts 02116
Attention: Investment Law, C-3    Attention: Bond and Corporate Finance, C-2
Fax Number: (617) 572-9269    Fax Number: (617) 572-1165
Name in which Notes are to be issued: John Hancock Life Insurance Company (U.S.A.)
Taxpayer I.D. Number: 01-0233346
Physical Delivery of Notes

John Hancock Financial Services
197 Clarendon Street, 3rd Floor
Boston, MA  02116
Attention: Michael J. Mihalik, Jr.

Name and Address of Purchaser	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED
	Series A	Series B
JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK c/o John Hancock Financial Services 197 Clarendon Street Boston, Massachusetts 02116	$0	$7,000,000
Payments
All payments to be by bank wire transfer of immediately available funds to:

Bank Name:        Bank of New York Mellon
ABA Number:        011001234
Account Number:    JPPF10010002
Account Name:    US PP Collector F008
For Further Credit to:    DDA Number 0000048771
On Order of:        Name of Issuer, CUSIP/PPN and P&I Breakdown
            Full name, interest rate and maturity date of Notes or other                 obligations
Notices
All notices with respect to payments, prepayments (scheduled and unscheduled, whether partial or in full) and maturity shall be sent to:

John Hancock Financial Services
197 Clarendon Street
Boston, Massachusetts 02116
Attention: Investment Administration
Fax Number: (617) 572-5495
Email: InvestmentAdministration@jhancock.com
All notices and communication with respect to compliance reporting, financial statements and related certifications shall be sent to:

John Hancock Financial Services
197 Clarendon Street
Boston, Massachusetts 02116
Attention: Bond and Corporate Finance, C-2
Fax Number: (617) 572-1165

All other notices shall be sent to:

John Hancock Financial Services    and    John Hancock Financial Services
197 Clarendon Street    197 Clarendon Street
Boston, Massachusetts 02116    Boston, Massachusetts 02116
Attention: Investment Law, C-3    Attention: Bond and Corporate Finance, C-2
Fax Number: (617) 572-9269    Fax Number: (617) 572-1165
Name in which Notes are to be issued: John Hancock Life Insurance Company of New York
Taxpayer I.D. Number: 13-3646501
Physical Delivery of Notes

John Hancock Financial Services
197 Clarendon Street, 3rd Floor
Boston, MA  02116
Attention: Michael J. Mihalik, Jr.

Name and Address of Purchaser	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED
	Series A	Series B
JOHN HANCOCK LIFE & HEALTH INSURANCE COMPANY c/o John Hancock Financial Services 197 Clarendon Street Boston, Massachusetts 02116	$0	$3,000,000
Payments
All payments to be by bank wire transfer of immediately available funds to:

Bank Name:        Bank of New York Mellon
ABA Number:        011001234
Account Number:    JPPF10010002
Account Name:    US PP Collector F008
For Further Credit to:    DDA Number 0000048771
On Order of:        Name of Issuer, CUSIP/PPN and P&I Breakdown
            Full name, interest rate and maturity date of Notes or other                 obligations
Notices
All notices with respect to payments, prepayments (scheduled and unscheduled, whether partial or in full) and maturity shall be sent to:

John Hancock Financial Services
197 Clarendon Street
Boston, Massachusetts 02116
Attention: Investment Administration
Fax Number: (617) 572-5495
Email: InvestmentAdministration@jhancock.com
All notices and communication with respect to compliance reporting, financial statements and related certifications shall be sent to:

John Hancock Financial Services
197 Clarendon Street
Boston, Massachusetts 02116
Attention: Bond and Corporate Finance, C-2
Fax Number: (617) 572-1165

All other notices shall be sent to:

John Hancock Financial Services    and    John Hancock Financial Services
197 Clarendon Street    197 Clarendon Street
Boston, Massachusetts 02116    Boston, Massachusetts 02116
Attention: Investment Law, C-3    Attention: Bond and Corporate Finance, C-2
Fax Number: (617) 572-9269    Fax Number: (617) 572-1165
Name in which Notes are to be issued: John Hancock Life & Health Insurance Company
Taxpayer I.D. Number: 13-3072894
Physical Delivery of Notes

John Hancock Financial Services
197 Clarendon Street, 3rd Floor
Boston, MA  02116
Attention: Michael J. Mihalik, Jr.

Name and Address of Purchaser	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED
	Series A	Series B
UNITED OF OMAHA LIFE INSURANCE COMPANY Mutual of Omaha Plaza Omaha, Nebraska 68175-1011 Attention: 4 - Investment Management	$10,000,000	$0
Payments
All principal and interest payments on or in respect of the Notes shall be made by wire transfer of immediately available funds to:

JPMorgan Chase Bank
ABA #021000021
Private Income Processing

For credit to:
United of Omaha Life Insurance Company
Account # 900-9000200
a/c: G07097
PPN 74837H A#3
Interest Amount:
Principal Amount:
Notices
All notices of payments of principal and interest, on or in respect of the Notes and written confirmation of each such payment, corporate actions and reorganization notifications to:

JPMorgan Chase Bank
14201 Dallas Parkway, 13th Floor
Dallas, Texas 75254-2917
Attention: Income Processing
a/c: G07097
All other notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the indenture) to be addressed as first provided above. Email Address for Electronic Document Transmission: privateplacements@mutualofomaha.com

Physical Delivery of Notes

JPMorgan Chase Bank
4 Chase Metrotech Center, 3rd Floor
Brooklyn, NY 11245-0001
Attention: Physical Receive Department
Account # G07097

**It is imperative that the custody account be included on the delivery letter. Without this information, the security will be returned to the sender.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 47-0322111

Name and Address of Purchaser	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED
	Series A	Series B
MUTUAL OF OMAHA INSURANCE COMPANY Mutual of Omaha Plaza Omaha, Nebraska 68175-1011 Attention: 4 - Investment Management	$5,000,000	$0
Payments
All principal and interest payments on or in respect of the Notes shall be made by wire transfer of immediately available funds to:

JPMorgan Chase Bank
ABA #021000021
Private Income Processing

For credit to:
Mutual of Omaha Insurance Company
Account # 900-9000200
a/c: G07096
PPN 74837H A#3
Interest Amount:
Principal Amount:
Notices
All notices of payments of principal and interest, on or in respect of the Notes and written confirmation of each such payment, corporate actions and reorganization notifications to:

JPMorgan Chase Bank
14201 Dallas Parkway, 13th Floor
Dallas, Texas 75254-2917
Attention: Income Processing
a/c: G07096
All other notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the indenture) to be addressed as first provided above. Email Address for Electronic Document Transmission: privateplacements@mutualofomaha.com

Physical Delivery of Notes

JPMorgan Chase Bank
4 Chase Metrotech Center, 3rd Floor
Brooklyn, NY 11245-0001
Attention: Physical Receive Department
Account # G07096

**It is imperative that the custody account be included on the delivery letter. Without this information, the security will be returned to the sender.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 47-0246511

Name and Address of Purchaser	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED
	Series A	Series B
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention: Fixed Income Investors Group Private Finance, 2nd Floor Fax Number: (212) 447-4122	$8,400,000	$0
Payments
All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank
New York, New York
ABA No. 021-000-021
Credit: New York Life Insurance and Annuity Corporation
General Account No. 323-8-47382

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.
Notices
All notices of payments, written confirmations of such wire transfers and any audit confirmation to:

New York Life Insurance and Annuity Corporation
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603
Attention: Securities Operation, Private Group, 2nd Floor
Fax Number: (908) 840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

All other communications to be addressed as first provided above, with a copy sent electronically to: (1) FIIGLibrary@nylim.com and (2) TraditionalPVtOps@nylim.com and with a copy of any notices regarding defaults or Events of Default under the operative documents to: Attention: Office of General Counsel, Investment Section, Room 1016, Fax Number: (212) 576-8340.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 13-3044743
Physical Delivery of Notes

New York Life Investment Management LLC
51 Madison Avenue
New York, NY 10010
Attn: Matthew DelRosso
Phone: (212) 576-7976

Name and Address of Purchaser	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED
	Series A	Series B
NEW YORK LIFE INSURANCE COMPANY c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention: Fixed Income Investors Group Private Finance, 2nd Floor Fax Number: (212) 447-4122	$4,600,000	$0
Payments
All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank
New York, New York 10019
ABA No. 021-000-021
Credit: New York Life Insurance Company
General Account No. 008-9-00687

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.
Notices
All notices of payments, written confirmations of such wire transfers and any audit confirmation to:

New York Life Insurance Company
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603
Attention: Securities Operations, Private Group, 2nd Floor
Fax Number: (908) 840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

All other communications to be addressed as first provided above, with a copy sent electronically to: (1) FIIGLibrary@nylim.com and (2) TraditionalPVtOps@nylim.com and with a copy of any notices regarding defaults or Events of Default under the operative documents to: Attention: Office of General Counsel, Investment Section, Room 1016, Fax Number: (212) 576-8340.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 13-5582869
Physical Delivery of Notes

New York Life Investment Management LLC
51 Madison Avenue
New York, NY 10010
Attn: Matthew DelRosso
Phone: (212) 576-7976

Name and Address of Purchaser	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED
	Series A	Series B
WEST COAST LIFE INSURANCE COMPANY (WCL) Attn: Investment Department - Jared Wingard 2801 Hwy. 280 South Birmingham, AL 35223	$13,000,000	$0
Payments
All payments by wire transfer of immediately available funds to:

The Bank of New York
ABA #: 021 000 018
BNF: IOC566
Attn: PP P&I Department
FFC Custody #: 0000382426
Cust. Name: West Coast Life Ins., Co.
Ref: West Coast Life Ins., Co. /
PPN: 74837H A#3
With sufficient information to identify the source and application of such funds.
Notices
All notices of payments and written confirmations of such wire transfers:

middleoffice@protective.com
jared.wingard@protective.com
West Coast Life Insurance Co. (WCL)
Attn: Investment Department - Jamie Broadhead
2801 Hwy. 280 South
Birmingham, AL 35223

All other communications should be sent to the address as first shown above.

Name of Nominee in which Notes are to be issued: HARE & CO.
Taxpayer I.D. Number: 94-0971150
Physical Delivery of Notes

The Bank of New York
One Wall Street, 3rd Floor, Window “A”
New York, N.Y. 10286
Custody A/C #382426
Cust Name: West Coast Life Insurance Company

Name and Address of Purchaser	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED
	Series A	Series B
PRINCIPAL LIFE INSURANCE COMPANY c/o Principal Global Investors, LLC 711 High Street, G-26 Des Moines, IA 50392-0800 Attn: Fixed Income Private Placements	$5,000,000 $3,000,000 $2,000,000	$0
Payments
All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

Citibank, N.A.
New York, NY 10022
ABA No.: 021000089
For credit to Principal Life Insurance Company
Account No.: 36274409
FFC: 208046
Attn: PPN 74837H A#3 (Series A) – Questar Gas Company
With sufficient information (including PPN number, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

Notices
All notices to be addressed as first provided above and via Email: Privateplacements2@exchange.principal.com, with a copy of any notices related to scheduled payments, prepayments, rate reset notices to:

Principal Global Investors, LLC
711 High Street
Des Moines, Iowa 50392-0960
Attn: Investment Accounting Fixed Income Securities
Physical Delivery of Notes

Citibank NA
399 Park Avenue
Level B Vault
New York, NY 10022
Attn: Keith Whyte
212-559-1207
PPN 74837H A#3 - Questar Gas Company / FFC: 208046
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 42-0127290

Name and Address of Purchaser	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED
	Series A	Series B
PRINCIPAL LIFE INSURANCE COMPANY c/o Principal Global Investors, LLC 711 High Street, G-26 Des Moines, IA 50392-0800 Attn: Fixed Income Private Placements	$2,000,000	$0
Payments
All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

Citibank, N.A.
New York, NY 10022
ABA No.: 021000089
For credit to Principal Life Insurance Company
Account No.: 36274409
FFC: 203898
Attn: PPN 74837H A#3 (Series A) – Questar Gas Company
With sufficient information (including PPN number, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

Notices
All notices to be addressed as first provided above and via Email: Privateplacements2@exchange.principal.com, with a copy of any notices related to scheduled payments, prepayments, rate reset notices to:

Principal Global Investors, LLC
711 High Street
Des Moines, Iowa 50392-0960
Attn: Investment Accounting Fixed Income Securities
Physical Delivery of Notes

Citibank NA
399 Park Avenue
Level B Vault
New York, NY 10022
Attn: Keith Whyte
212-559-1207
PPN 74837H A#3 - Questar Gas Company / FFC: 203898
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 42-0127290

Name and Address of Purchaser	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED
	Series A	Series B
THE STATE LIFE INSURANCE COMPANY One American Square, Suite 305W P.O. Box 368 Indianapolis, Indiana 46206 Attention: Michael Bullock, Securities Department Overnight Mailing Address: 250 W. North Street Indianapolis, Indiana 46202 Attention: Michael Bullock, Securities Department	$6,000,000	$0
Payments
Questar Gas Company shall make payment of principal and interest on the note(s) in immediately available funds by wire transfer to the following bank account:

THE STATE LIFE INSURANCE COMPANY
Bank of New York
ABA #: 021000018
Credit Account: GLA111566
Account Name: The State Life Insurance Company
Account #: 343761
P&I Breakdown: (Insert)
Reference: (Insert CUSIP/PPN and credit name here)
Payments should contain sufficient information to identify the breakdown of principal and interest and should identify the full description of the note(s) and the payment date.
Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.
Physical Delivery of Notes

Bank of New York
One Wall Street, 3rd Floor
New York, New York 10286
Re: The State Life Insurance Company, c/o American United Life Insurance Company, Account # 343761
Attn:     Anthony Saviano/Window A
cc:    Michele Morris/NYC Physical Desk on all correspondence
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 35-0684263

Name and Address of Purchaser	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED
	Series A	Series B
PIONEER MUTUAL LIFE INSURANCE COMPANY One American Square, Suite 305W P.O. Box 368 Indianapolis, Indiana 46206 Attention: Michael Bullock, Securities Department Overnight Mailing Address: 250 W. North Street Indianapolis, Indiana 46202 Attention: Michael Bullock, Securities Department	$500,000	$0
Payments

Questar Gas Company shall make payment of principal and interest on the note(s) in immediately available funds by wire transfer to the following bank account:

PIONEER MUTUAL LIFE INSURANCE COMPANY
Bank of New York
ABA #021000018
Credit Account: GLA111566
Account Name: Pioneer Mutual Life Insurance Company
Account #: 186709
P&I Breakdown: (Insert)
Reference: PPN 74837H A#3, (Insert credit name)
Payments should contain sufficient information to identify the breakdown of principal and interest and should identify the full description of the note(s) and the payment date.
Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.
Physical Delivery of Notes

Bank of New York
One Wall Street, 3rd Floor
New York, New York 10286
Re: Pioneer Mutual Life Insurance Company, c/o American United Life Insurance Company, Account # 186709
Attn:     Anthony Saviano/Window A
cc:    Michele Morris/NYC Physical Desk on all correspondence
Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 45-0220640

Name and Address of Purchaser	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED
	Series A	Series B
COUNTRY LIFE INSURANCE COMPANY 1705 N Towanda Avenue Bloomington, Illinois 61702 Attention: Investments Telephone: (309) 821-6260; Fax: (309) 821-6301 PrivatePlacements@countryfinancial.com	$4,000,000	$0
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

Northern Trust Chgo/Trust
ABA Number 071000152
Wire Account Number 5186041000
SWIFT BIC: CNORUS44
For Further Credit to: 26-02712
Account Name: Country Life Insurance Company
Representing P & I on (list security) [BANK]

Accompanying Information: Questar Gas Company, 4.78% Senior Notes, Series A, due December 1, 2043, PPN 74837H A#3, due date and application (as among principal, premium and interest) of the payment being made.
Notices
All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed:

Country Life Insurance Company
Attention: Investment Accounting
1705 N Towanda Avenue
Bloomington, Illinois 61702
Telephone: (309) 821-6348; Fax: (309) 821-2800
Physical Delivery of Notes

The Northern Trust Company
Trade Securities Processing, C1N
801 South Canal Street
Attn: 26-02712/Country Life Insurance Company
Chicago, IL 60607
Include Acct # and Name in cover letter as well
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 37‑0808781

Name and Address of Purchaser	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED
	Series A	Series B
COUNTRY MUTUAL INSURANCE COMPANY 1705 N Towanda Avenue Bloomington, Illinois 61702 Attention: Investments Telephone: (309) 821-6260; Fax: (309) 821-6301 PrivatePlacements@countryfinancial.com	$1,000,000	$0
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

Northern Trust Chgo/Trust
ABA Number 071000152
Wire Account Number 5186041000
SWIFT BIC: CNORUS44
For Further Credit to: 26-02698
Account Name: Country Mutual Insurance Company
Representing P & I on (list security) [BANK]

Accompanying Information: Questar Gas Company, 4.78% Senior Notes, Series A, due December 1, 2043, PPN 74837H A#3, due date and application (as among principal, premium and interest) of the payment being made.
Notices
All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed:

Country Mutual Insurance Company
Attention: Investment Accounting
1705 N Towanda Avenue
Bloomington, Illinois 61702
Telephone: (309) 821-6348; Fax: (309) 821-2800
Physical Delivery of Notes

The Northern Trust Company
Trade Securities Processing, C1N
801 South Canal Street
Attn: 26-02698/Country Mutual Insurance Company
Chicago, IL 60607
Include Acct # and Name in cover letter as well
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 37‑0807507

Name and Address of Purchaser	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED
	Series A	Series B
CMFG LIFE INSURANCE COMPANY c/o Members Capital Advisors, Inc. Attn: Private Placements 5910 Mineral Point Road Madison, Wisconsin 53705-4456	$0	$5,000,000
Payments
All payments by wire or intrabank transfer of immediately available funds to:

ABA: 011000028
Bank: State Street Bank
Account Name: CMFG Life Insurance Company
DDA# 1662-544-4
Reference Fund: ZT1E (Must be 4 digits of reference section/Can include Nominee         name here)
Nominee Name: TURNKEYS + CO*
*Please do not use nominee name in jurisdictions where withholding tax problem.
Notices
All notices of payments, wire transfers, audit confirmations and Financials shall be EMAILED to:

EMAIL:    DS-PrivatePlacements@cunamutual.com

All other communications shall be EMAILED to:

EMAIL:    DS-PrivatePlacements@cunamutual.com
EMAIL:    Ralph.Gundrum@cunamutual.com
Nominee in which Notes are to be issued: TURNKEYS + CO
Taxpayer I.D. Number for CMFG Life Insurance Company: 39-0230590
Taxpayer I.D. Number for TURNKEYS + CO: 03-0400481
Physical Delivery of Notes

DTCC
Newport Office Center
570 Washington Boulevard
Jersey City, NJ 07310
5th Floor / NY Window / Robert Mendez
FBO: State Street Bank & Trust for account ZT1E (CMFG Life Insurance Company)

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Accredited Investor” means any Person who is an institutional “accredited investor” within the meaning of such term as set forth in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
“Acquired Debt” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any assets acquired by such specified Person, and any refinancing of the foregoing indebtedness on similar terms, taking into account current market conditions.
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Anti-Corruption Laws” is defined in Section 5.16(d)(1).
“Anti-Money Laundering Laws” is defined in Section 5.16(c).
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Blocked Person” is defined in Section 5.16(a).
“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, or Salt Lake City, Utah are required or authorized to be closed.
“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Company” means Questar Gas Company, a Utah corporation or any successor that becomes such in the manner prescribed in Section 10.2.

SCHEDULE B
(to Note Purchase Agreement)

“Confidential Information” is defined in Section 20.
“Consolidated Indebtedness” means at any time the Indebtedness of the Company and its Subsidiaries, calculated on a consolidated basis as of such time in accordance with GAAP.
“Consolidated Net Worth” means at any time the consolidated stockholder’s equity of the Company and its Subsidiaries, calculated on a consolidated basis as of such time in accordance with GAAP.
“Consolidated Total Capitalization” means at any time the sum of Consolidated Indebtedness and Consolidated Net Worth, each calculated on a consolidated basis as of such time in accordance with GAAP.
“Consolidated Total Capitalization of the Restricted Group” means at any time the sum of (i) the Indebtedness of the Company and its Restricted Subsidiaries and (ii) the consolidated stockholder’s equity of the Company and its Restricted Subsidiaries, in each case, calculated on a consolidated basis as of such time in accordance with GAAP.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Controlled Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means, with respect to any series of Notes, that rate of interest that is the greater of (i) 1.0% per annum above the rate of interest stated in clause (a) of the first paragraph of such series of Notes or (ii) 1.0% over the rate of interest publicly announced by Wells Fargo Bank, N.A. in New York, New York as its “base” or “prime” rate.
“Electronic Delivery” is defined in Section 7.1(a).
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” is defined in Section 11.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” means the Company’s Form 10‑K for the year ended December 31, 2012; Form 10-Q for the quarter ended March 31, 2013; and any Form 10-K, Form 10-Q or Current Report on Form 8-K filed by the Company after the date hereof and on or prior to the Closing Date.
“Form 10‑K” is defined in Section 7.1(b).
“Form 10‑Q” is defined in Section 7.1(a).
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Authority” means
(a)    the government of
(i)    the United States of America or any State or other political subdivision thereof, or
(ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
(a)    to purchase such indebtedness or obligation or any property constituting security therefor;
(b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
(d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    capital leases and Synthetic Lease Obligations; and
(g)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any registered broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).
“Make-Whole Amount” is defined in Section 8.6.
“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement or the Notes.
“Memorandum” is defined in Section 5.3.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners or any successor thereto.
“Non-Priority Debt” is defined in Section 10.5.
“Notes” is defined in Section 1.1.
“OFAC” is defined in Section 5.16(a).
“OFAC Listed Person” is defined in Section 5.16(a).
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Offeree Letter” means a letter in the form set forth in Exhibit 5.13.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“Parent” means Questar Corporation, a Utah corporation, and any successor thereto.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.
“Principal Bank Credit Agreement” means the credit or facility agreement that constitutes the primary bank credit facility or facilities of the Company and provides for an aggregate commitment of the Company in excess of $100,000,000, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof.
“Priority Debt” means the sum, without duplication, of (a) all outstanding unsecured Indebtedness of the Restricted Subsidiaries of the Company, excluding (i) Indebtedness owed to the Company or any other Restricted Subsidiary and (ii) Indebtedness outstanding at the time any Person becomes a Restricted Subsidiary (or is merged or consolidated with or into the Company or another Restricted Subsidiary but in no event as a result of a redesignation of a Subsidiary from an Unrestricted Subsidiary to a Restricted Subsidiary), provided that such Indebtedness shall not have been incurred in contemplation of such Person becoming a Restricted Subsidiary (or of such merger or consolidation) and (iii) the Subsidiary Guaranty and any other unsecured Indebtedness of a Subsidiary Guarantor; and (b) all outstanding Indebtedness of the Company and any Restricted Subsidiary (excluding Non-Priority Debt) secured by Liens not permitted by Sections 10.5 (a) through (g), inclusive, or Sections 10.5 (i) through (p), inclusive.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“PTE” is defined in Section 6.2(a).
“Purchaser” is defined in the first paragraph of this Agreement.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Required Holders” means, at any time, the holders of more than 50% in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“Restricted Subsidiary” means any Subsidiary of the Company that the Company has not designated an Unrestricted Subsidiary pursuant to Section 9.9 hereof.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.
“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
“series” is defined in Section 1.
“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.
“Significant Subsidiary” means at any time any Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X of the SEC as in effect on the date of the Closing) of the Company.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Subsidiary Guarantor” means any Subsidiary that is a party to the Subsidiary Guaranty.
“Subsidiary Guaranty” is defined in Section 9.8(b).
“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward interest rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement

(any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark‑to‑market value(s) for such Swap Contracts, as determined based upon one or more mid‑market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any holder of the Notes or Affiliate thereof).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so‑called synthetic, off‑balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Total Assets” means, for any Person, as of any date of determination, the total amount of all assets of such Person, determined in accordance with GAAP.
“Unrestricted Subsidiary” means each Subsidiary of the Company that is not a Restricted Subsidiary.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions” is defined in Section 5.16(a).
“Wholly-Owned Restricted Subsidiary” means, at any time, any Restricted Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Restricted Subsidiaries at such time.

SCHEDULE 5.3
DISCLOSURE MATERIALS

•	The Note Purchase Agreement

•	Private Placement Memorandum dated July 2013 posted on Intralinks for potential Purchasers of the Notes

•	The Exchange Act Reports

SCHEDULE 5.3
(to Note Purchase Agreement)

SCHEDULE 5.5
FINANCIAL STATEMENTS

•	The financial statements contained in the Company’s Form 10-K for the year ended December 31, 2012

•	The financial statements contained in the Company’s Form 10-Q for the quarter ended March 31, 2013

SCHEDULE 5.5
(to Note Purchase Agreement)

SCHEDULE 5.8
LITIGATION
Questar Gas Company v. QEP Field Services Company, filed in the Third District Court in Salt Lake County, Utah.

SCHEDULE 5.8
(to Note Purchase Agreement)

SCHEDULE 5.15
EXISTING INDEBTEDNESS
(As of March 31, 2013)
Short term debt:

Short term debt owed to Parent: $132.3 million at 0.36% per annum.

Long term debt:

					Coupon
		Date			Interest
Note No.	CUSIP No.	Issued	Maturity	Principal	Rate
Series C:
FXR-5	62402XBC4	9/29/97	9/30/13	$2,000,000	6.89%
FXR-7	62402XBE0	10/8/97	10/10/17	14,500,000	6.85%
				$16,500,000	6.85%
Series E:
FXR-1	74835WAC9	3/25/03	3/15/18	70,000,000	5.31%
				$70,000,000
Senior Notes:
	74837HAB2	3/27/08	4/1/18	50,000,000	6.30%
	74837HAA4	3/27/08	4/1/38	100,000,000	7.20%
				$150,000,000	6.90%
Private Placements:
PPN 74837 A*7		12/14/12	12/1/2024	40,000,000	2.98%
PPN 74837 A@5		12/14/12	12/1/2027	110,000,000	3.28%
				$150,000,000	3.20%
		Grand Totals		$386,500,000	5.17%

Liens: None.

SCHEDULE 5.15
(to Note Purchase Agreement)

[FORM OF SERIES A NOTE]
THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS (A) REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND (B) THE CONDITIONS CONTAINED IN THE NOTE PURCHASE AGREEMENT REFERRED TO BELOW ARE SATISFIED.
QUESTAR GAS COMPANY
4.78% SENIOR NOTE, SERIES A, DUE DECEMBER 1, 2043

No. [_____]    [Date]
$[_______]    PPN 74837H A#3
FOR VALUE RECEIVED, the undersigned, QUESTAR GAS COMPANY (herein called the “Company”), a corporation organized and existing under the laws of the State of Utah, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on December 1, 2043, with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.78% per annum from the date hereof, payable semiannually, on the 1st day of April and October in each year and at maturity, commencing with April 1, 2014, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest, and, during the continuance of any Event of Default, any overdue payment of any Make‑Whole Amount and the unpaid principal balance hereof, payable semi‑annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 5.78% or (ii) 1.0% over the rate of interest publicly announced by Wells Fargo Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, N.A. in Minneapolis, Minnesota or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of the Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 20, 2013 (as from time to time amended, modified or supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.1 and Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may

EXHIBIT 1(a)
(to Note Purchase Agreement)

treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

QUESTAR GAS COMPANY

By
Name:
Title:

1(a)-2

[FORM OF SERIES B NOTE]
THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS (A) REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND (B) THE CONDITIONS CONTAINED IN THE NOTE PURCHASE AGREEMENT REFERRED TO BELOW ARE SATISFIED.
QUESTAR GAS COMPANY
4.83% SENIOR NOTE, SERIES B, DUE DECEMBER 1, 2048

No. [_____]    [Date]
$[_______]    PPN 74837H B*6
FOR VALUE RECEIVED, the undersigned, QUESTAR GAS COMPANY (herein called the “Company”), a corporation organized and existing under the laws of the State of Utah, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on December 1, 2048, with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.83% per annum from the date hereof, payable semiannually, on the 1st day of April and October in each year and at maturity, commencing with April 1, 2014, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest, and, during the continuance of any Event of Default, any overdue payment of any Make‑Whole Amount and the unpaid principal balance hereof, payable semi‑annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 5.83% or (ii) 1.0% over the rate of interest publicly announced by Wells Fargo Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, N.A. in Minneapolis, Minnesota or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of the Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 20, 2013 (as from time to time amended, modified or supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.1 and Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may

EXHIBIT 1(b)
(to Note Purchase Agreement)

treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

QUESTAR GAS COMPANY

By
Name:
Title:

1(b)-2

FORM OF OPINION OF SPECIAL COUNSEL
TO THE COMPANY

[Attached.]

EXHIBIT 4.4(a)
(to Note Purchase Agreement)

FORM OF OPINION OF GENERAL COUNSEL

[Attached.]

EXHIBIT 4.4(b)
(to Note Purchase Agreement)

FORM OF OPINION OF SPECIAL COUNSEL
FOR THE PURCHASERS

[To be provided to the Purchasers only.]

EXHIBIT 4.4(c)
(to Note Purchase Agreement)

FORM OF OFFEREE LETTER

[Date]

Questar Gas Company
333 South State Street
Salt Lake City, UT 84111

Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates
4 Times Square
New York, NY 10036

Chapman and Cutler LLP
111 West Monroe Street
Chicago, IL 60603

Ladies and Gentlemen:

We have acted as placement agents for Questar Gas Company (the "Issuer") in connection with the placement of $90 million principal amount of 4.78% Senior Notes, Series A, due 2043 and $60 million principal amount of 4.83% Senior Notes, Series B, due 2048 (collectively, the "Securities") of the Issuer.

We hereby inform you that:

(i)    we have offered the Securities on behalf of the Issuer to the purchasers of the Securities (the "Purchasers") and not more than 50 other offerees, and have not made any offer or sale of the Securities to any other person;

(ii)    immediately prior to making any offer of Securities, we had reasonable grounds to believe, and did believe, that each offeree (including each Purchaser) (a) was an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) and (b) had such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of its prospective investment in the Securities; and

(iii)    we have not offered or sold any Securities by any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act).

As used herein, the terms "offer" and "sale" have the meanings given to such terms in Section 2 of the Securities Act.

For purposes of this letter, we have treated all Purchasers that are affiliated with each other as one offeree.

EXHIBIT 5.13
(to Note Purchase Agreement)

This letter is furnished to the Issuer solely for purposes of the representations it is making with respect to the offering of the Securities in the Note Purchase Agreement relating to the Securities and to the respective counsel for the Issuer and the Purchasers solely in connection with their respective legal opinions in connection with the closing of the sale of the Securities. This letter may not be furnished to, or relied upon by, any other person.

Very truly yours,

RBS SECURITIES INC.

By:___________________________
Name:
Title:

MITSUBISHI UFJ SECURITIES (USA), INC.

By:___________________________
Name:
Title:

5.13-2